UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Date of Event Requiring Report: July 21, 2003
                                                  -------------

                                  TRICELL, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                    --------
         (State or other jurisdiction of incorporation or organization)

              0-50036                                 88-0504530
              -------                                 ----------
       (Commission File Number)            (IRS Employer Identification Number)

                       17 State Street, New York, NY 10004
                      ------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-509-9500
                                  ------------
              (Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

      On July 21, 2003, 4ForGolf, Inc., a Nevada corporation (the "Company"), executed a Stock Exchange Agreement ("Agreement") with Tricell UK Limited and Tricell Limited, two United Kingdom corporations ("Tricell"). Pursuant to the Agreement, the Company acquired all of the issued and outstanding capital stock of Tricell, in aggregate, in exchange for Forty-Seven Million Five Hundred Thousand (47,500,000) post-forward stock split shares ("Shares") of the Company's common stock. Pursuant to the Agreement, all of the issued and outstanding capital stock of Tricell immediately prior to closing was transferred to the Company by the following group of Tricell shareholders, who in exchange received the Shares in a pro rata manner: Andre Salt, Commtel Services Limited, TMT Consultants Ltd., Fair Isle Holdings Limited, Carling Holdings Limited, M&E Consultants Ltd., and Wellard Limited ("Shareholders"). As a result of the Agreement, Tricell UK Limited and Tricell Limited became wholly-owned subsidiaries of the Company and the Shareholders became the collective owners of 51% of the Company.

      In connection with the acquisition, Andre Salt and Albert Amritanand were appointed as the Company's directors. The offices of Salt and Amritanand are located at Unit 24 Imex Technology Park, Trentham Lakes South, Longton Road, Stoke-on-Trent, Staffordshire ST4 8LJ United Kingdom. Mr. Salt serves as the Chairman and was the majority owner of Tricell UK Limited and Tricell Limited, and owns approximately 24,225,000 shares, or 25.9%, of the Company's outstanding common stock. Mr. Amritanand currently owns no shares of the Company's common stock. None of the remaining Shareholders individually own more than 5% of the Company.

      Neither Tricell, the Company, nor any of the Shareholders are aware of any arrangement that may result in a change in control of the Company.

Item 2.     Acquisition or Disposition of Assets.

      On July 21, 2003, the Company acquired a significant amount of assets when it closed the Agreement with Tricell and acquired all of the issued and outstanding capital stock of Tricell, in aggregate. Tricell was previously owned by seven (7) persons. As Tricell's operations consist of supplying and distributing mobile phones and electronic commodities in Europe and Asia, the Company acquired assets including primarily telephonic and electrical inventory. The Company intends to use the assets acquired in the same manner.

      The amount of consideration to be given and received under the Agreement was determined after negotiation between the Company and Tricell.

      In connection with the Tricell Agreement, Andre Salt and Albert Amritanand were appointed as directors of the Company on July 11, 2003. Mr. Salt serves as the Chairman and was the majority owner of Tricell UK Limited and Tricell Limited, and owns approximately 24,225,000 shares, or 25.9%, of the Company's outstanding common stock. Mr. Amritanand owns no shares of common stock in the Company, is an independent director, and has no other material relationship with the Company.

Item 5.     Other Events.

      The following proposals were submitted to a vote of, and approved by, the Company's shareholders at a special meeting ("Meeting") held on July 11, 2003. At the Meeting, One Million Four Hundred Thousand (1,400,000) shares were present and voted in favor of each of the following proposals. No votes were cast against any proposal and no broker non-votes were received.

      PROPOSAL NO. 1:   To approve an amendment to the Company's articles of
incorporation to increase the number of shares of common stock authorized for issuance from 100,000,000 to 500,000,000.

      PROPOSAL NO. 2:   To approve an amendment to the Company's articles of
incorporation to authorize a class of 100,000,000 shares of preferred stock, par value $0.001.

      PROPOSAL NO. 3:   To approve an amendment to the Company's articles of
incorporation to change the Company's name to Tricell, Inc.

      PROPOSAL NO. 4:   To approve a 20-for-1 forward stock split of the
Company's issued and outstanding common stock, which increased the number of shares outstanding before the Agreement to 46,000,000.

Item 7.     Financial Statements and Exhibits.

      (a) Financial statements for Tricell UK Limited and Tricell Limited are filed as a part of this report.
      (b) Pro forma financial information for Tricell, Inc. and subsidiaries is filed as a part of this report.
      (c) Exhibits. The Exhibit Index is located on page 4.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of October, 2003.

Tricell, Inc.

By: /s/ Andre Salt
------------------------------
Andre Salt, President

                                INDEX TO EXHIBITS

EXHIBIT     PAGE
NO.         NO.         DESCRIPTION
-------     ----        -----------

10            *         July 21, 2003 Stock Exchange Agreement by and among
                        4ForGolf, Inc., Tricell UK Limited, and Tricell Limited.

* Previously filed as an exhibit to the Company's Form 8-K filed on September 11, 2003 and incorporated herein by reference.

                                 TRICELL UK LTD

Independent Auditors' Report                                                F-1

Financial Statements:

 Balance Sheets as of December 31, 2002 and 2001                            F-2

 Statements of Income for the years ended December 31, 2002,                F-3
  2001 and 2000

 Statements of Stockholder's Equity for the years ended December            F-4
  31, 2002, 2001 and 2000

 Statements of Cash Flows for the years ended December 31, 2002             F-5
  2001 and 2000

 Notes to Financial Statements                                            F-6 to
                                                                            F-14

                                 TRICELL LIMITED

Independent Auditors' Report                                                F-15

Financial Statements:

 Balance Sheets as of December 31, 2002 and 2001                            F-16

 Statements of Income for the year ended December 31, 2002 and from         F-17
  December 1, 2001 (date of commencement) to December 31, 2001

 Statements of Stockholder's Equity for the year ended December 31, 2002    F-18
  and from December 1, 2001 (date of commencement) to December 31, 2001

 Statements of Cash Flows for the year ended December 31, 2002 and from     F-19
  December 1, 2001 (date of commencement) to December 31, 2001

 Notes to Financial Statements                                           F-20 to
                                                                            F-25

                         TRICELL, INC. AND SUBSIDIARIES

Introduction to Unaudited Pro-Forma Combined Financial                      F-26
 Information

Unaudited Pro-Forma Balance sheet as of June 30, 2003                       F-27

Unaudited Pro-Forma Statement of Income for the year ended                  F-28
 December 31, 2002

Unaudited Pro-Forma Statement of Income for the Six Months ended June       F-29
 30, 2003

Unaudited Pro-Forma Statement of Income for the Six Months ended            F-30
 June 30, 2002

Notes to Unaudited Pro-Forma Combined Financial Information                 F-31

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Tricell UK LTD
Stoke on Trent, United Kingdom

We have audited the accompanying balance sheets of Tricell UK LTD ("the Company") (a United Kingdom corporation) as of December 31, 2002 and 2001, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tricell UK LTD as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.





BERENFELD, SPRITZER, SHECHTER & SHEER

/s/ Berenfeld, Spritzer, Shechter & Sheer
-----------------------------------------
Miami, Florida
October 1, 2003

                                 TRICELL UK LTD

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                                2002         2001
                                            ------------  -----------

ASSETS

CURRENT ASSETS
  Cash                                      $  4,201,847  $ 1,237,145
  VAT receivable, net                          8,871,538    1,323,613
  Note receivable                                641,760            0
  Accounts receivable, net                        32,088            0
  Prepaid expenses and other current
  assets                                          45,162      102,750
                                                  ------      -------

    Total current assets                      13,792,395    2,663,508

MACHINERY AND EQUIPMENT,
NET                                              367,474       64,259
                                                 -------       ------

TOTAL ASSETS                                  14,159,869    2,727,767
                                              ==========    =========

LIABILITIES AND STOCKHOLDER'S
EQUITY

CURRENT LIABILITIES
 Short-term notes and loans payable            9,347,414    1,904,891
 Income taxes payable                          1,928,919      242,975
 Accounts payable                                325,524       44,685
 Accrued expenses and other current liabilities  535,212       63,539
 Current portion of long-term debt                41,129            0
                                                  ------    ---------

    Total current liabilities                 12,178,198    2,256,090

LONG-TERM DEBT                                   154,351            0

C0MMITMENT AND
CONTINGENCIES                                          0            0

STOCKHOLDER'S EQUITY
  Common stock, $1.614 par value; 10,000
  shares authorized; 1,000 shares issued and
  outstanding for both 2002 and 2001               1,614        1,614

  Retained earnings                            1,678,765      472,991
  Accumulated other comprehensive income
  (loss)                                         146,941      (2,928)
                                                 -------      -------

    Total stockholder's equity                 1,827,320      471,677
                                               ---------      -------

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY                                      $ 14,159,869  $ 2,727,767
                                            ============  ===========

   The accompanying notes are an integral part of these financial statements.

                                 TRICELL UK LTD

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000


                                  2002            2001             2000
                             --------------- --------------- ----------------

SALES                        $   230,820,668 $   156,591,452 $    165,930,630

COST OF SALES                    222,087,355     155,281,125      163,837,981
                                 -----------     -----------      -----------

  GROSS PROFIT                     8,733,313       1,310,327        2,092,649

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES           2,236,136         622,608          415,097
                                 -----------     -----------      -----------

    INCOME FROM OPERATIONS         6,497,177         687,719        1,677,552

OTHER INCOME
(EXPENSES)
 Interest expense
  and other financing costs         (866,295)        (93,289)               0
 Interest income                           0          22,773           17,243
  Gain (loss) on sale
   of fixed assets                   (11,869)         11,411          (13,957)
                                 ------------    ------------     ------------

   Total Other Income
    (Expenses)                      (878,164)        (59,105)           3,286

  INCOME BEFORE INCOME TAXES       5,619,013         628,614        1,680,838


INCOME TAX EXPENSE                (1,782,858)       (177,581)        (473,253)
                                 ------------    ------------     ------------

NET INCOME                   $     3,836,155   $     451,033   $    1,207,585
                             ================   =============   ==============

   The accompanying notes are an integral part of these financial statements.
                                      F- 3

                                 TRICELL UK LTD

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                        DECEMBER 31, 2002, 2001 AND 2000

                                                          Accumulated
                                             Retained       Other           Total
                             Common Stock    Earnings    Comprehensive  Stockholder's
                           Shares   Amount   (Deficit)   Income (Loss)     Equity
                           ------- -------- -----------  -------------- ------------

BALANCE, JANUARY 1, 2000     1,000 $  1,614 $  (79,998)  $         0 $   (78,384)

Comprehensive Income:
  Net income                     0        0   1,207,585            0    1,207,585
  Other comprehensive income,
   net of income tax expense:

  Foreign currency translation
  adjustment                     0        0           0          388          388
                                                                       ------------

    Total comprehensive income   0        0           0            0    1,207,973

    Dividends                    0        0   (834,367)            0     (834,367)
                            ------ -------- -----------  ------------- ------------

BALANCE, DECEMBER 31, 2000   1,000    1,614   293,2200           388      295,222
                            ------ -------- -----------  ------------- ------------

Comprehensive Income:
  Net income                     0        0    451,033             0      451,033
  Other comprehensive loss,
   net of income tax benefit:
   Foreign currency translation
   adjustment                    0        0          0        (3,316)      (3,316)
                                                                       -----------

    Total comprehensive income   0        0          0             0      447,717

    Dividends                    0        0   (271,262)            0     (271,262)
                            ------ -------- -----------  ------------- -----------

BALANCE, DECEMBER 31, 2001   1,000    1,614   472,9910        (2,928)     471,677
                            ------ -------- -----------  ------------- -----------

Comprehensive Income:
  Net income                                 3,836,155                  3,836,155
  Other comprehensive income,
   net of income tax expense:
   Foreign currency translation:
   adjustment                                                149,869      149,869
                                                                       -----------

    Total comprehensive income   0        0          0             0    3,986,024
    Dividends                    0        0 (2,630,381)            0   (2,630,381)
                            ------ -------- -----------  ------------- -----------

BALANCE, DECEMBER 31, 2002   1,000 $  1,614 $ 1,678,765  $   146,941   $1,827,320
                            ====== ======== ===========  ============= ===========

   The accompanying notes are an integral part of these financial statements.
                                      F- 4

                                 TRICELL UK LTD

                            STATEMENTS OF CASH FLOWS

           YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
           --------------------------------------------
                                            2002        2001        2,000
                                        -----------  -----------  ----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:                            $ 3,836,155  $   451,033  $1,207,585

 Net income
 Adjustments to reconcile net
 income to net cash provided
 by (used in) operating activities:

   Depreciation and amortization            116,917       22,274      56,044
   (Gain) loss on sale of fixed assests      11,869      (11,411)     13,957
  Changes in operating assets
  and liabilities:

   (Increase) decrease in:
     Sales taxes receivable              (6,943,826)  (1,314,320)          0
     Accounts receivable                    (30,075)     221,061    (232,674)
     Prepaid and other current assets        62,934     (100,892)          0
    Increase (decrease) in:
     Accounts payable and accrued
     expenses                               635,601        5,533      25,471
     Income taxes payable                 1,556,209     (208,194)    473,077
                                        -----------  ------------  ---------
Net Cash Provided By (Used In)
 Operating Activities                      (754,216)    (934,916)  1,543,460
                                        ------------ ------------  ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:


 Purchase of machinery and equipment       (498,819)     (49,134)   (235,687)
 Proceeds from sale of machinery and
  equipment                                  92,181      103,774      29,582
 Loan to third-party                       (601,508)           0           0
                                        ------------ ------------  ----------
Net Cash Provided by (Used In)
 Investing Activities                    (1,008,146)      54,640    (206,105)
                                        ------------ ------------  ----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Payments of dividends                   (2,630,381)    (271,262)   (834,367)
 Borrowing from factor company            4,100,934      418,159           0
 Borrowing from related-party             1,194,956        9,569           0
 Borrowing from shareholder               1,491,755       22,480           0
 Borrowing from third-party                 183,219    1,441,310           0
                                        ------------ ------------  ----------
Net Cash Provided by (Used In)
 Financing Activities                     4,340,483    1,620,256    (834,367)
                                        ------------ ------------  ----------
NET INCREASE IN CASH                      2,578,121      739,980     502,988
EFFECT OF EXCHANGE RATE ON CASH             386,581       (6,516)     (8,507)
CASH, BEGINNING OF YEAR                   1,237,145      503,681       9,200
                                        ------------ ------------  ----------
CASH, END OF YEAR                       $ 4,201,847  $ 1,237,145  $  503,681
                                        ============ ============ ===========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOWS INFORMATION:
  Interest paid during the year         $   866,295  $    93,289  $        0
                                        ============ ============ ===========
  Income taxes paid during the year     $   226,648  $   385,775  $  473,253
                                        ============ ============ ===========


   The accompanying notes are an integral part of these financial statements.
                                      F- 5

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            ------------------------------------------

      ORGANIZATION AND CAPITALIZATION
      -------------------------------
      Regos IT Limited ("the Company") was organized in the United
      Kingdom on October 8, 1999. On March 17, 2000, the Company changed its name to Tri-Cell (UK) Limited, and on January 11, 2001, to Tricell UK LTD.

      The Company's authorized capital consists of 10,000 shares of common stock, $1.614 par value.

      BUSINESS
      --------

      The Company is a worldwide distributor of mobile telephones and other mobile handset accessories.

      USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

      FOREIGN CURRENCY TRANSLATIONS
      -----------------------------

      The Company's functional currency is the British pound, its local currency. Accordingly, balance sheet accounts have been translated at the exchange rate in effect at the end of the year and income statement accounts have been translated at average rates for the years. Translation gains and losses are included as a separate component of stockholder's equity as Cumulative Translation Adjustments. Foreign currency transaction gains and losses are included in other income and expenses.

      CASH AND CASH EQUIVALENTS
      -------------------------

      The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 and 2001.

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     CONCENTRATION OF CREDIT RISK
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

     The Company maintains cash balances at one bank. Accounts at such institution are not insured. Uninsured cash balances amounted to approximately $4,203,000 and $1,239,000 at December 31, 2002 and 2001,
     respectively.

     ACCOUNTS RECEIVABLE
     -------------------

     The Company conducts business and extends credit based on the evaluation of its customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. No allowance for doubtful accounts was provided at December 31, 2002, as the Company considers all accounts receivable to be fully collectible. There were no accounts receivable as of December 31, 2001.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF
     -----------------------------------------------------------------------

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no assets impairments during the years ended December 31, 2002, 2001 and 2000, respectively.
                                       F-7

                                TRICELL UK LTD

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2002, 2001 AND 2000




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     REVENUE RECOGNITION
     -------------------

     The Company recognizes revenues when a sales agreement has been executed, delivery has occurred, and collectibility of the fixed or determinable sales price is reasonably assured.

     COST OF SALES AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     --------------------------------------------------------------

     The significant components of the line item "Cost of sales" include the cost to acquire merchandise from vendors and freight in.

     The significant components of the line item "Selling, general and administrative expenses" primarily include payroll and related payroll benefits; rent and other office expenses; travel and entertainment and other corporate-related expenses.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently in the statement of income.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     The Company's financial instruments consist primarily of cash, accounts and sales taxes receivable, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     INCOME TAXES
     ------------

     The Company accounts for income taxes using SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     ADVERTISING COSTS
     -----------------

     Advertising costs are expensed as incurred. The Company incurred $25,869, 34,907 and $55,775 in advertising costs for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 2 - MACHINERY AND EQUIPMENT
         -----------------------

     As of December 31, 2002 and 2001, machinery and equipment consisted of the following:

                                                   2002             2001
                                                   ----             ----

     Machinery                                  $  36,826        $  15,634
     Motor vehicles                               463,067           86,379
                                                ---------        ---------
                                                  499,893          102,013
     Less: Accumulated depreciation              (132,419)         (37,754)
                                                ---------        ----------
     Machinery and equipment, net               $ 367,474        $  64,259
                                                =========        ==========

     Depreciation expense was $116,917, $22,274 and $56,044 for the years ended December 31, 2002, 2001 and 2000, respectively.

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000

NOTE 3 -  NOTE RECEIVABLE
          ---------------

     On November 15, 2002, the Company lent $641,760 to an unrelated entity, as evidenced by a note. The note is due on November 15, 2003 and bears interest at the rate of 20% per annum. The note is secured by all assets of the entity. The note was repaid in 2003.

NOTE 4 - SHORT-TERM NOTES AND LOANS PAYABLE
         ----------------------------------

     Short-term notes and loans payable consist of the following at December 31, 2002 and 2001:


     Loan payable to bank, in connection
     with an Invoice Discounting Facility
     for the Company's Value-Added-Tax
     ("VAT") receivables, bearing interest at
     2.75% above the Bank of England rate.           $4,840,837      $ 421,115

     Loan payable to shareholder; the
     loan is non-interest bearing and is
     due on demand.                                   1,616,605         22,639

     Note payable to a third-party,
     originally due on May 31, 2002, bearing
     interest at 15% per annum. The due date
     was extended to January 30, 2003 at 25% per
     annum. The note plus accrued interest was
     repaid in May 2003.                              1,604,400      1,451,500

     Loan payable to Tricell Limited, a
     company related through common
     ownership; the loan is non-interest
     bearing and is due on demand                     1,285,572          9,637
                                                     -----------     ---------
                                                     $9,347,414     $1,904,891
                                                     ===========    ==========

     Under the invoice factoring facility, on submission of the monthly VAT return, 85% of the VAT refundable was available for drawdown. The balance was available to draw upon receipt of the full VAT refund. The loan was personally guaranteed by he Company's shareholder for up to $722,000 during 2002 and $218,000 during 2001. The agreement required the Company to maintain net tangible net assets of $1,604,400 during 2002 and $145,000 during 2001.

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000

NOTE 4 - SHORT-TERM NOTES AND LOANS PAYABLE (CONTINUED)
         ----------------------------------------------

     The agreement was to terminate in May 2004, unless renewed by the bank. However, in early 2003, the taxing authority started withholding the reimbursement of VAT. (See Note 11). As a result, the facility was terminated by the bank in February of 2003. The balance of the facility is currently $0.

NOTE 5 - LONG-TERM DEBT
         --------------
     Following is a summary of long-term debt as of December 31, 2002 and 2001:

                                                     2002       2001
                                                     ----       ----
     Notes payable to finance company due
     in 2004, requiring monthly installments
     of approximately $4,300 plus interest
     ranging from 7.5% to 7.8%, secured by
     Company's car. The notes require final
     payments of approximately $127,000
     in 2004.                                   $  195,480   $      -
     Less: current maturities:                     (41,129)         -
                                                -----------  -----------
                                                $  154,351   $      -
                                                ===========  ===========

     Following are maturities of long-term debt for each of the next 5 years:

     Year ended December 31,                        Amount
                                                    ------
     2003                                       $   41,129
     2004                                          154,351
                                                ----------
     Total                                      $  195,480
                                                ==========

                                TRICELL UK LTD

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2002, 2001 AND 2000


NOTE 7 - OPERATING LEASES
         -----------------

    Commencing in January 2001, the Company leased office space under an operating lease expiring in 2003. During 2001, the Company occupied two office suites, which was decreased to one in 2002.

    Minimum future rental payments under this lease will approximate $12,950 during 2003.

    Rent expense was $13,384, $30,856, and $10,097 for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 8 - INCOME TAXES
         ------------

    The provisions for income taxes consisted of the following:


                                         2002         2001           2000
                                         ----         ----           ----

    Current                           $1,811,851     $ 177,581      $ 473,253
    Deferred                             (28,993)            -              -
                                      -----------    ----------     ----------
    Total tax provision               $1,782,858     $ 177,581      $ 473,253
                                      ===========    ==========     ==========

    At December 31, 2002, the Company had a deferred tax asset of approximately $29,000, consisting of differences in depreciation between book and tax. This amount is included in "prepaid expenses and other current assets".

    A reconciliation of the statutory tax with the effective tax follows:

                                       2002           2001           2000
                                       ----           ----           ----

    UK statutory corporation rate   $1,685,704       $176,578       $ 455,016
    Effects of:
    Depreciation                        21,812         (6,167)         11,883
    Expenses not allowable
     for tax purposes                  100,419          1,522           1,719
    Other                                3,916          5,648           4,635
                                    -----------      ---------      -----------
    Effective tax                   $1,811,851       $177,581       $ 473,253
                                  =============     ==========     ============

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002, 2001 AND 2000


NOTE 9 - RELATED PARTY TRANSACTIONS
         --------------------------

    As of December 31, 2002 and 2001, the Company owed $1,616,605 and $22,639, respectively, to its shareholder. See Note 4.

    During the year ended December 31, 2002, the Company purchased all of its merchandise, amounting to $221,434,148 from Tricell Limited.

    As of December 31, 2002 and 2001, the Company owed $1,285,572 and $9,637, respectively, to Tricell Limited. See Note 4.

    The Company shares offices with Tricell Limited and does not charge rent to Tricell Limited. In addition, certain office, administrative and corporate expenses of Tricell Limited are absorbed by the Company and not allocated to Tricell Limited. The effect of not allocating such expenses to Tricell Limited is not material to the Company's results of operations.

NOTE 10 -PENSION PLAN
         ------------

    The Company has a defined contribution pension plan that covers substantially all directors and employees. The assets of the plan are held separately from those of the Company. During 2002, 2001 and 2000, contributions to the plan charged to operations were $52,682, $35,981, and $31,132, respectively.

NOTE 11- COMMITMENTS AND CONTINGENCIES
         -----------------------------

    In the ordinary course of business, the Company filed a claim for refund of a VAT (Value-Added-Tax) of approximately $942,000. The VAT authorities determined that the VAT associated with this particular transaction had been involved in "Carousel" fraud and therefore, the refund of the VAT was denied. The Company referred the matter to the Tribunal which upon review concluded that there was no wrongdoing by the Company however, the refunding of the VAT had no economic substance since the VAT had not been previously paid. Since the VAT was not held by the VAT authorities, no refund was available.

    Based upon the Tribunal findings, recovery of the VAT associated with this transaction is unlikely and the Company provided for an allowance of $942,000 against VAT receivable as of December 31, 2002.

                                 TRICELL UK LTD

                          NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2002, 2001 AND 2000

NOTE 12 -ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
         ---------------------------------------------

    Accumulated other comprehensive income (loss) consisted of the following at December 31, 2002, 2001 and 2000:

                                            2002          2001          2000
                                            ----          ----          -----
    Foreign currency translation
     adjustments                          $ 209,916    $ (4,073)      $ 542
    Deferred income tax
     adjustment                             (62,975)      1,145        (154)
                                          ----------     ----------   ---------
                                          $ 146,941    $ (2,928)      $ 388
                                          ==========     ==========   =========

NOTE 13 -SEGMENT REPORTING
         -----------------

    The Company has only one reportable segment.

    Net sales to four customers totaled approximately 13%, 12%, 12% and 10% of total sales during 2002, and net sales to one customer totaled approximately 15% of total sales during 2001.

    Purchases from Tricell Limited totaled 100% of total purchases during 2002 and purchases from three vendors totaled approximately 21%, 12% and 12% of total purchases during 2001.

    Revenues from the United Kingdom and other countries are as follows:

                        2002               2001               2000
                        ----               ----               ----
    UK               $          -     $146,150,307       $165,930,630
    France            125,439,203                -                  -
    Belgium            47,069,147                -                  -
    Netherlands        39,702,408                -                  -
    Other European
      countries        18,609,910       10,441,145                  -
                     ------------     ------------       ------------
    Total            $230,820,668     $156,591,452       $165,930,630
                     ============     ============       =============

    The company has no long-lived assets outside of the United Kingdom.

NOTE 14 - SUBSEQUENT EVENT
          ----------------

    On July 21, 2003, the Company, along with Tricell Limited, was purchased by Tricell, Inc., (formally 4ForGolf, Inc.) a company incorporated in Nevada, United States. As a result of these acquisitions, both the Company and Tricell Limited became wholly-owned subsidiaries of Tricell, Inc, whose stock is traded on the Over-The-Counter (OTC) stock market.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Tricell Limited
Stoke on Trent, United Kingdom

We have audited the accompanying balance sheets of Tricell Limited ("the Company") (a United Kingdom corporation) as of December 31, 2002 and 2001, and the related statements of income, stockholder's equity and cash flows for the year ended December 31, 2002 and for the period from December 1, 2001 (date of commencement) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tricell Limited as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period from December 1, 2001 (date of commencement) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.





BERENFELD, SPRITZER, SHECHTER & SHEER

/s/ Berenfeld, Spritzer, Shechter & Sheer
-----------------------------------------
Miami, Florida
October 1, 2003

                                 TRICELL LIMITED

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                                        2002           2001
                                                   --------------  -------------
ASSETS

CURRENT ASSETS
  Cash                                             $      239,447  $      65,933
  Receivable from related-party                         1,285,572              0
  Prepaid expenses and other current assets                 2,254          9,638
                                                            -----          -----

    Total current assets                                1,527,273         75,571

MACHINERY AND EQUIPMENT, NET                               25,889              0
                                                           ------              -

TOTAL ASSETS                                            1,553,162         75,571
                                                        =========         ======

LIABILITIES AND STOCKHOLDER'S
EQUITY

CURRENT LIABILITIES
  Loan from shareholder                                    26,790              0
  Income taxes payable                                    473,460         19,295
  Accounts payable                                          6,935              0
  Accrued expenses and other current liabilities           47,776             95
  VAT payable                                              61,298         11,255
                                                           ------         ------

    Total current liabilities                             616,259         30,645

C0MMITMENT AND CONTINGENCIES                                    0              0

STOCKHOLDER'S EQUITY
  Common stock, $1.428 par value; 10,000
shares authorized; 1 share issued and
outstanding for both 2002 and 2001                              1              1
  Retained earnings                                       893,597         44,704
  Accumulated other comprehensive income                   43,305            221
                                                           ------            ---

    Total stockholder's equity                            936,903         44,926
                                                          -------         ------

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY                                             $    1,553,162  $      75,571
                                                   ==============  =============

   The accompanying notes are an integral part of these financial statements
                                      F-16

                                 TRICELL LIMITED

                              STATEMENTS OF INCOME

                        YEAR ENDED DECEMBER 31, 2002 AND
                 FROM DECEMBER 1, 2001 (DATE OF COMMENCEMENT) TO
                                DECEMBER 31, 2001



                                        2002             2001
                                ----------------- ---------------


SALES                           $     403,200,457 $    13,970,524
COST OF SALES                         401,617,428      13,906,661
                                      -----------      ----------

  GROSS PROFIT                          1,583,029          63,863


SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                  177,134               0
                                          -------               -

  INCOME BEFORE INCOME TAXES            1,405,895          63,863

INCOME TAX EXPENSE                      (421,662)        (19,159)
                                        ---------        --------
NET INCOME                      $         984,233 $        44,704
                                ================= ===============




   The accompanying notes are an integral part of these financial statements
                                      F-17

                                 TRICELL LIMITED

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                           YEAR DECEMBER 31, 2002 AND

        FROM DECEMBER 1, 2001 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001


                                                          Accumulated
                                                              Other        Total
                             Common  Stock     Retained   Comprehensive Stockholder's
                            Shares   Amount    Earnings      Income       Equity
                           -------  -------  ----------  ------------ ------------

BALANCE, DECEMBER 1, 2001        0  $     0  $        0  $          0 $          0
                           -------  -------  ----------  ------------ ------------

Issuance of common stock         1        1           0             0            1

Comprehensive Income:
  Net income                     0        0      44,704             0       44,704
  Other comprehensive income,
   net of income tax expense:
   Foreign currency translation
   adjustment                    0        0           0           221          221
                                                                        ----------

    Total comprehensive income   0        0           0             0       44,925
                            ------  -------  ----------  ------------  -----------


BALANCE, DECEMBER 31, 2001       1        1      44,704           221       44,926
                            ------  -------  ----------  ------------  -----------

Comprehensive Income:
  Net income                                    984,233                    984,233
  Other comprehensive income,
   net of income tax expense:
   Foreign currency translation
   adjustment                                                  43,084       43,084
                                                                        ----------

    Total comprehensive income   0        0           0             0    1,027,317

    Dividends                    0        0   (135,340)             0     (135,340)
                           -------  --------  ---------  -------------  ----------
BALANCE, DECEMBER 31, 2002       1  $     1  $ 893,597   $     43,305  $   936,903
                           =======  ========  =========  =============  ==========

   The accompanying notes are an integral part of these financial statements
                                      F-18

                                 TRICELL LIMITED

                            STATEMENTS OF CASH FLOWS

                        YEAR ENDED DECEMBER 31, 2002 AND

        FROM DECEMBER 1, 2001 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001

                                                  2002         2001
                                                ---------     ------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                                     $ 984,233     $44,704
 Adjustments to reconcile net income
 to net cash provided by operating
 activities:

   Depreciation and amortization                    8,087           0
   Loss on sale of fixed assets                     2,722           0
  Changes in operating assets
   and liabilities:
   (Increase) decrease in:
     Prepaid and other current assetes              7,872      (9,570)
   Increase (decrease) in:
     Accounts payable and accrued expenses         33,883           0
     Sales taxes payable                                0      11,176
     Income taxes payable                         423,774      19,159
                                                ----------   ---------
Net Cash Provided By Operating Activities       1,460,571      65,469
                                                ----------   ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchase of property and equipment               (56,157)          0
 Proceed from sale of property and equipment       21,083           0
 Loan to third-party                           (1,204,939)          0
                                               -----------   ---------

Net Cash  Used In Investing Activities         (1,240,013)          0
                                               -----------   ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Payments of dividends                           (135,340)          0
 Borrowing from shareholder                        25,110           0
                                               -----------   ---------
Net Cash Used In Financing Activities            (110,230)          0
                                               -----------   ---------

NET INCREASE IN CASH                              110,328      65,469
EFFECT OF EXCHANGE RATE ON CASH                    63,186         464
CASH, BEGINNING OF YEAR                            65,933           0
                                               -----------   ---------
CASH, END OF YEAR                               $ 239,447     $65,933
                                               ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOWS INFORMATION:
  Interest paid during the year                    $    0      $    0
                                               ===========   =========
  Income taxes paid during the year                $    0      $    0
                                               ===========   =========

   The accompanying notes are an integral part of these financial statements
                                      F-19

                                TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            ------------------------------------------

      ORGANIZATION AND CAPITALIZATION
      -------------------------------

      Tri-cell Limited ("the Company"), was organized in the United Kingdom on November 11, 1999. On November 6, 2001, the Company changed its name to Tricell Limited.

      The Company's authorized capital consists of 10,000 shares of common stock, $1.428 par value.

      BUSINESS
      --------

      The Company commenced operations in December 2001 and is a distributor of mobile telephones and other mobile handset accessories primarily in the United Kingdom.

      USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

      FOREIGN CURRENCY TRANSLATION
      ----------------------------

      The Company's functional currency is the British pound, its local currency. Accordingly, balance sheet accounts have been translated at the exchange rate in effect at the end of the year and income statement accounts have been translated at average rates for the years. Translation gains and losses are included as a separate component of stockholder's equity as Cumulative Translation Adjustments. Foreign currency transaction gains and losses are included in other income and expenses.

      CASH AND CASH EQUIVALENTS
      -------------------------

      The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 and 2001.

                                 TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     CONCENTRATION OF CREDIT RISK
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

     The Company maintains cash balances at one bank. Accounts at such institution are not insured. Uninsured cash balances amounted to approximately $239,000 and $66,000 at December 31, 2002 and 2001, respectively.

     ACCOUNTS RECEIVABLE
     -------------------

     The Company conducts business and extends credit based on the evaluation of its customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. The Company had no accounts receivable at December 31, 2002 and 2001.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE  DISPOSED OF
     ------------------------------------------------------------------------

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no assets impairments during the years ended December 31, 2002 and 2001, respectively.

                                 TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

     REVENUE RECOGNITION
     -------------------

     The Company recognizes revenues when a sales agreement has been executed, delivery has occurred, and collectibility of the fixed or determinable sales price is reasonably assured.

     COST OF SALES AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
     --------------------------------------------------------------

     The significant components of the line item "Cost of sales" include the cost to acquire merchandise from vendors and freight in.

     The significant components of the line item "Selling, general and administrative expenses" primarily include payroll and related payroll benefits, general office expenses and other corporate-related expenses.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently in the statement of income.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

                                 TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     INCOME TAXES
     ------------

     The Company accounts for income taxes using SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     ADVERTISING COSTS
     -----------------

     Advertising costs are expensed as incurred. The Company incurred $6,211 and $0 in advertising costs for the year ended December 31, 2002 and for the period from December 1, 2001 (date of commencement) to December 31, 2001, respectively.

NOTE 2 - MACHINERY AND EQUIPMENT
         -----------------------

     As of December 31, 2002 and 2001, machinery and equipment consisted of the following:

                                              2002         2001
                                              ----        -----
     Machinery                             $    440      $       -
     Motor vehicles                          34,077              -
                                           --------      ---------
                                             34,517              -
     Less: Accumulated depreciation          (8,628)             -
                                           ---------     ---------
     Machinery and equipment, net          $ 25,889      $       -
                                           =========     =========

     Depreciation expense was $8,087 and $0 for the year ended December 31, 2002 and for the period from December 1, 2001 (date of commencement) to December 31, 2001, respectively.

                                 TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001
NOTE 3 - INCOME TAXES
         ------------

    The provisions for income taxes consisted of the following:


                                                 2002            2001
                                                 ----            ----

    Current                                    $ 423,774        $ 19,159
    Deferred                                      (2,112)              -
                                               ---------        --------

    Total tax provision                        $ 421,662        $ 19,159
                                               ==========       =========

    At December 31, 2002, the Company had a deferred tax asset of approximately $2,112, consisting of differences in depreciation between book and tax. This amount is included in "prepaid expenses and other current assets".

    A reconciliation of the statutory tax with the effective tax follows:


                                                 2002            2001
                                                 ----            ----

    UK statutory corporation rate              $ 421,768        $ 19,159
    Effects of: Depreciation                       2,006               -
                                               ---------      ----------
    Effective tax                              $ 423,774        $ 19,159
                                               =========      ==========

NOTE 4 - RELATED PARTY TRANSACTIONS
         --------------------------

    As of December 31, 2002, the Company owed $26,790 to its shareholder.

    During the year ended December 31, 2002, the Company sold merchandise amounting to $221,434,148 to Tricell UK LTD, an entity related to the Company through common ownership.

    As of December 31, 2002, the Company was owed $1,285,572 by Tricell UK LTD.

    The Company shares offices with Tricell UK LTD and does not pay rent. In addition, certain office, administrative and corporate expenses are absorbed by Tricell UK LTD. The effect of not allocating such expenses to the Company is not material to the Company's results of operations.

                                 TRICELL LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

NOTE 5 - ACCUMULATED OTHER COMPREHENSIVE INCOME
         --------------------------------------

    Accumulated other comprehensive income at December 31, 2002 and 2001 consisted of the following:


                                                           2002        2001
                                                          -----        ----
    Foreign currency translation adjustments             $ 61,865     $ 316
    Deferred income tax adjustment                        (18,560)      (95)
                                                         ---------   ----------
                                                         $ 43,305     $ 221
                                                         =========   ==========

NOTE 6 - SEGMENT REPORTING
         -----------------

    The Company has only one reportable segment.

    Net sales to Tricell UK LTD totaled approximately 55% of total sales during 2002 and 34% during 2001. Net sales to another customer totaled approximately 15% of net sales during 2001.

    Purchases from two vendors total approximately 16% and 12% of total purchases during 2002 and purchases from three vendors totaled approximately 38%, 28% and 12% of total purchases during 2001.

    During 2002 and 2001, the Company sold its merchandise exclusively in the United Kingdom.

NOTE 7 - SUBSEQUENT EVENT
         ----------------

    On July 21, 2003, the Company, along with Tricell UK LTD, was purchased by Tricell, Inc., (formally 4ForGolf, Inc.), a company incorporated in Nevada, United States. As a result of these acquisitions, both the Company and Tricell UK LTD became wholly-owned subsidiaries of Tricell, Inc, whose stock is traded on the Over-The-Counter (OTC) stock market.

                         TRICELL, INC. AND SUBSIDIARIES

               UNAUDITED PRO-FORMA CONDENSED FINANCIAL INFORMATION

                 Introduction to Pro-Forma Financial Information

The following unaudited pro-forma combined financial information gives effect to the acquisitions of Tricell UK LTD and Tricell Limited, two United Kingdom corporations.

On July 21, 2003, Tricell, Inc. ("the Company"), formally 4ForGolf, Inc., executed a Stock Exchange Agreement with Tricell UK LTD and Tricell Limited. Pursuant to the Agreement, the Company acquired all of the issued and outstanding capital stock of Tricell UK LTD and Tricell Limited, in aggregate, in exchange for 47,500,000 post-forward stock split shares of the Company's common stock. As a result of the Agreement, Tricell UK LTD and Tricell Limited became wholly-owned subsidiaries of the Company, and their former shareholders became the collective owners of 51% of the Company.

Prior to the acquisitions, the Company was a non-operating entity, with minimal net assets (approximately $54,000 at June 30, 2003). As a result of Tricell UK LTD and Tricell Limited shareholders owning the majority of the stock of the combined company, and as a result of the Company having minimal net assets, the acquisition was accounted for as a "reverse recapitalization" with no goodwill or intangible assets recognition. Tricell UK LTD and Tricell Limited were deemed the accounting acquirers.

The unaudited pro-forma condensed combined balance sheet gives effect to the acquisitions as if they had been completed as of June 30, 2003. The unaudited pro-forma condensed combined statements of income for the six months ended June 30, 2003 and 2002 and for the year ended December 31, 2002 give effects to the acquisitions as if they had been completed at the beginning of the earliest period presented.

The accompanying unaudited pro-forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisitions taken place on June 30, 2003 or January 1, 2002 or 2003. The pro-forma condensed combined financial statements should be read in conjunction with the Company's financial statements and related notes filed in the Company's Form 10-KSB for the year ended December 31, 2002 and in conjunction with the audited financial statements of Tricell UK LTD and Tricell Limited and related notes included in this Current Report on Form 8-K/A.

                         TRICELL, INC. AND SUBSIDIARIES

                        UNAUDITED PRO-FORMA BALANCE SHEET

                                  JUNE 30, 2003

                                  Tricell,    Tricell      Tricell
                                    Inc.       UK LTD      Limited               Pro-Forma        Pro-Forma
                                  Historical  Historical  Historical  Total     Adjustments       Combined
                                  --------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash                            $  59,914   $1,871,675  $1,147,244 $3,078,833               $    3,078,833
  VAT receivable                          0      176,655     164,271    340,926                      340,926
  Loan receivable                         0    2,194,899           0  2,194,899                    2,194,899
  Accounts receivable,
  net Investments                         0       33,036     951,883    984,919                      984,919
                                          0            0     577,605    577,605                      577,605
  Receivable from shareholder             0      133,055      86,699    219,754                      219,754
  Receivable from Tricell Limited         0      499,110           0    499,110   (499,110)(b)             0
  Prepaid expenses and other current
   assets                                 0       42,333     137,643    179,976          0           179,976
                                  ---------------------------------------------------------------------------
    Total current assets             59,914    4,950,763   3,065,345  8,076,022   (499,110)        7,576,912

PROPERTY AND EQUIPMENT, NET               0      331,449      22,205    353,654          0           353,654
                                  ---------------------------------------------------------------------------
TOTAL ASSETS                         59,914    5,282,212   3,087,550  8,429,676   (499,110)        7,930,566
                                  ===========================================================================
LIABILITIES AND  STOCKHOLDER'S
EQUITY

CURRENT LIABILITIES
  Income tax payable                           2,201,393     511,215  2,712,608                    2,712,608
  Loan payable to Tricell UK LTD                             499,110    499,110   (499,110)(b)             0
  Accounts payable and accrued
   expense                            6,414      532,072   1,065,098  1,603,584                    1,603,584
  Current portion of long-term debt       0       42,913           0     42,913          0            42,913
                                  --------------------------------------------------------------------------
    Total current liabilities         6,414    2,776,378   2,075,423  4,858,215   (499,110)        4,359,105

LONG-TERM DEBT                            0      137,254           0    137,254                      137,254

STOCKHOLDERS' EQUITY
  Common stock                        2,300        1,614           1      3,915     43,700 (a)        93,500
                                                                                    45,885 (c)
  Additional paid-in capital         67,700                              67,700    (43,700)(a)             0
                                                                                   (24,000)(c)
  Retained earnings (deficit)       (24,720)   2,173,766     948,749  3,097,795    (21,885)(c)     3,075,910
  Accumulated other
    comprehensive income              8,220      193,200      63,377    264,797          0           264,797
                                  --------------------------------------------------------------------------
    Total stockholder's equity       53,500    2,368,580   1,012,127  3,434,207          0         3,434,207
                                  --------------------------------------------------------------------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY             $  59,914   $5,282,212  $3,087,550 $8,429,676 $ (499,110)   $    7,930,566
                                  ==========================================================================



                             See accompanying notes

                         TRICELL, INC. AND SUBSIDIARIES

                     UNAUDITED PRO-FORMA STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 2002




                             Tricell,      Tricell,        Tricell
                               Inc.         UK LTD         Limited        Pro-Forma            Pro-Forma
                            Historical    Historical     Historical      Adjustments           Combined
                           --------------------------------------------------------------------------------
SALES                      $        0   $ 230,820,668  $ 403,200,457  $ (221,434,148)(d)   $   412,586,977
COST OF SALES                       0     222,087,355    401,617,428    (221,434,148)(d)       402,270,635
                           ---------------------------------------------------------------------------------
  GROSS PROFIT                      0       8,733,313      1,583,029               0            10,316,342

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES        8,714       2,236,136        177,134               0             2,421,984
                           ----------------------------------------------------------------------------------
    INCOME (LOSS) FROM
     OPERATIONS                (8,714)      6,497,177      1,405,895               0             7,894,358

OTHER EXPENSES
  Interest expense and
    other financing costs                    (866,295)                                            (866,295)
  Loss on sale
   of fixed assets                    0        (11,869)              0                0            (11,869)
                           ----------------------------------------------------------------------------------
TOTAL OTHER EXPENSES                  0       (878,164)              0                0           (878,164)

  INCOME  (LOSS) BEFORE
   INCOME TAXES                  (8,714)     5,619,013       1,405,895                0          7,016,194

INCOME TAX EXPENSE                    0     (1,782,858)       (421,662)               0         (2,204,520)
                           ---------------------------------------------------------------------------------
NET INCOME (LOSS)           $    (8,714)  $  3,836,155    $    984,233      $         0     $    4,811,674
                           =================================================================================
EARNING PER SHARE
 BASIC AND DILUTED         $       0.00                                                     $         0.06
                           ============                                                     ================
WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING
  BASIC AND DILUTED           1,623,288                                                         79,965,760
                           ============                                                     ================


                             See accompanying notes
                                      F-28

                         TRICELL, INC. AND SUBSIDIARIES

                     UNAUDITED PRO-FORMA STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 2003

                                                                       Pro               Pro
                        Tricell,       Tricell,      Tricell          Forma            Forma
                          Inc.         UK LTD        Limited       Adjustments        Balances
                      ---------------------------------------------------------------------------
SALES                 $          0   $68,774,246   $82,288,370    $(66,109,985)(d)   $ 84,952,631

COST OF SALES                    0    66,369,874    81,941,561     (66,109,985)(d)     82,201,450
                      ---------------------------------------------------------------------------
  GROSS PROFIT                   0     2,404,372       346,809               0          2,751,181

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES    12,369     1,613,025       268,020               0          1,893,414
                     -----------------------------------------------------------------------------
    INCOME (LOSS) FROM
     OPERATIONS            (12,369)      791,347        78,789               0            857,767

OTHER INCOME (EXPENSES)
  Interest expense
   and other financing costs     0       (84,201)            0               0            (84,201)
                     -------------------------------------------------------------------------------

  INCOME (LOSS) BEFORE
   INCOME TAXES            (12,369)      707,146        78,789               0            773,566

INCOME TAX EXPENSE               0      (212,145)      (23,637)              0           (235,782)
                     -------------------------------------------------------------------------------

NET INCOME (LOSS)      $   (12,369)  $   495,001   $    55,152     $         0       $    537,784
                     ===============================================================================

EARNING PER SHARE
 BASIC AND DILUTED     $     (0.01)                                                  $       0.01
                       ============                                                  =============
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING
  BASIC AND DILUTED      1,623,288                                                     79,965,760
                         =========                                                     ==========

                             See accompanying notes
                                      F-29

                         TRICELL, INC. AND SUBSIDIARIES

                     UNAUDITED PRO-FORMA STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 2002

                                   (UNAUDITED)


                                                                                   Pro                 Pro
                                Tricell,          Tricell,        Tricell         Forma               Forma
                                  Inc.             UK LTD         Limited       Adjustments          Balances
                             -------------------------------------------------------------------------------------
SALES                        $          0   $    87,747,261  $   248,075,142  $   (84,119,312)(d)  $   251,703,091

COST OF SALES                           0        84,369,458      247,170,839      (84,119,312)(d)      247,420,985
                             --------------------------------------------------------------------------------------
  GROSS PROFIT                          0         3,377,803          904,303                0            4,282,106

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES              640           605,351           10,400                0              616,391
                             ---------------------------------------------------------------------------------------
    INCOME (LOSS) FROM
     OPERATIONS                      (640)        2,772,452          893,903                0            3,665,715

OTHER INCOME (EXPENSES)
  Interest expense
   and other financing costs            0         (249,608)                0                0             (249,608)
                             ---------------------------------------------------------------------------------------
  INCOME (LOSS) BEFORE
   INCOME TAXES                      (640)       2,522,844           893,903                0            3,416,107

INCOME TAX EXPENSE                      0         (756,854)         (268,170)               0           (1,025,024)
                             ----------------------------------------------------------------------------------------
NET INCOME (LOSS)            $       (640) $     1,765,990   $       625,733     $          0      $     2,391,083
                             ========================================================================================
EARNING (LOSS) PER SHARE
 BASIC AND DILUTED           $       0.00                                                          $          0.04
                             =============                                                         ================

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING
  BASIC AND DILUTED             1,013,542                                                              67,770,840
                                =========                                                              ==========




                             See accompanying notes

                         TRICELL, INC. AND SUBSIDIARIES

                      NOTES TO UNAUDITED PRO-FORMA COMBINED

                          FINANCIAL STATEMENTS


NOTE 1. BASIS OF PRESENTATION
        ---------------------

         The accompanying unaudited pro-forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2. STOCK EXCHANGE AGREEMENT
        ------------------------

         On July 21, 2003, the Company issued an aggregate number of 47,500,000 of its post-forward stock split shares in exchange for all of the issued and outstanding shares of Tricell UK LTD and Tricell Limited. Such acquisitions were accounted for as a "reverse recapitalization" with no goodwill or other intangible assets recognition.

NOTE 3. PRO-FORMA
        ---------

         The pro-forma condensed combined financial statements give effect to the following pro-forma adjustments in connection with the acquisitions:

         a) To reflect the forward stock split of common stock on a 20 new for 1 old basis.

         b)  To eliminate intercompany receivables and payables.

         c) To reflect shares issued in exchange agreement and reverse merger adjustments.

         d)  To eliminate intercompany sales and purchases.










                                      F-31